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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         PRECEPT BUSINESS SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                  Texas                                        75-2487353
(State of incorporation or organization)                     (I.R.S. Employer
                                                             Identification No.)

                    1909 Woodall Rodgers Freeway, Suite 500
                               Dallas, Texas 75201
          (Address of principal executive offices, including zip code)


     Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS            NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED            EACH CLASS IS TO BE REGISTERED

                                      None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-42689

Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, par value $.01 per share
                                (Title of Class)

                                Class A Warrants
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The class of securities to be registered hereby is Class A Common Stock, par value $.01 per share (the "Common Stock") and Class A Warrants (the "Class A Warrants"), of Precept Business Services, Inc., a Texas corporation (the "Company"). For descriptions of the Common Stock, Class A Warrants, the other capital stock of the Company and certain anti-takeover provisions included in the charter of the Company, see the information set forth under the caption "Description of Capital Stock" in (i) the prospectus subject to completion dated January 28, 1998, included in Part I of the Registration Statement on Form S-4 (the "Registration Statement") of the Company, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on December 19, 1997, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on January 30, 1998, and as may be further amended after the date hereof, and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

ITEM 2.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement on Form 8-A.

*1(a) Form of certificate representing Class A Warrant (incorporated herein by reference to Exhibit 4.2 of the Registration Statement).

*1(b) Form of certificate representing Class A Common Stock (incorporated herein by reference to Exhibit 4.3 of the Registration Statement).

*2(a) Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

*2(b) Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

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* Incorporated by reference as indicated pursuant to Rule 12b-32.


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                                  SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized.


                                       PRECEPT BUSINESS SERVICES, INC.


                                       By: /s/ Scott B. Walker
                                          ----------------------------------
                                       Name: Scott B. Walker
                                       Its:  Senior Vice President
                                             and Chief Financial Officer

Date: February 6, 1998